UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2012

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices, including zip code)

(619) 596-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 21, 2012, Pure Bioscience, Inc. (the “Company”) received a letter (the “Letter”) from the Nasdaq Stock Market (“Nasdaq”) regarding the Company’s compliance with Nasdaq’s continued listing standards. The Letter informed the Company that the Nasdaq Listing Qualifications Staff (the “Staff”) has concluded that the Company has regained compliance with applicable minimum shareholders’ equity rule, as required by the Nasdaq Hearings Panel’s decision dated June 21, 2012, as modified on August 10, 2012 and September 11, 2012.  The Staff also concluded that the Company is in compliance with all other applicable requirements set forth in such decision and required for listing on The Nasdaq Capital Market.  Accordingly, the Nasdaq Hearings Panel has determined to continue the listing of the Company’s securities on The Nasdaq Stock Market and has closed this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: September 24, 2012	By:	/s/ Michael L. Krall
Michael L. Krall President, Chief Executive Officer, Interim Chief Financial Officer